UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

INTEGRATED DEVICE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	00-12695	94-2669985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6024 Silver Creek Valley Road

San Jose, California

(Address of principal executive offices)

95138

(Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2019, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), entered into a supplemental indenture dated as of March 29, 2019 (the “Supplemental Indenture”) to the indenture dated as of November 4, 2015, between IDT and Wilmington Trust, National Association (the “Trustee”), pursuant to which IDT’s 0.875% Convertible Senior Notes due 2022 (the “Notes”) were issued (as supplemented, the “Indenture”).

The Supplemental Indenture was entered into in connection with the previously announced Merger (as defined below). The Supplemental Indenture amends the Indenture to, among other things, provide that, effective at the Effective Time (as defined below), the Notes shall no longer be convertible into IDT common stock and thereafter each $1,000 in principal amount of Notes will be convertible, in accordance with the terms of the Indenture, into the right to receive an amount in cash equal to the product of (A) the Conversion Rate (as defined in the Supplemental Indenture) applicable to such conversion and (B) $49.00.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (as defined and described under Item 2.01), the Credit Agreement, dated as of April 4, 2017, by and among IDT, JPMorgan Chase Bank, N.A. and the other lenders party thereto, was terminated and all obligations outstanding thereunder were paid off and extinguished effective as of March 29, 2019.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 29, 2019, IDT completed its merger with Chapter Two Company (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of Renesas Electronics Corporation, a Japanese corporation (“Parent”), whereby Merger Sub merged with and into IDT, with IDT surviving as a direct wholly owned subsidiary of Parent (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of September 10, 2018, by and among IDT and Parent, and was subsequently joined by Merger Sub (the “Merger Agreement”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of IDT issued and outstanding immediately prior to the Effective Time (other than any shares owned by IDT and its subsidiaries or Parent and its subsidiaries (including Merger Sub) or any dissenting shares) was converted into the right to receive $49.00 per share in cash, without interest (the “Merger Consideration”). The aggregate Merger Consideration consisted of approximately $6.3 billion.

IDT’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2018, as amended by the supplement filed with the SEC on January 4, 2019, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of IDT in the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this report by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 29, 2019, in connection with the Merger, IDT notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been completed, and requested that trading of IDT’s common stock on Nasdaq be suspended. In addition, IDT requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of IDT’s common stock from Nasdaq.

Additionally, IDT intends to file with the SEC a certification and notice of termination on Form 15 with respect to IDT’s common stock, requesting that such stock be deregistered under the Exchange Act, and that the reporting obligations of IDT with respect to IDT’s common stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth above is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of IDT occurred and IDT became a direct wholly owned subsidiary of Parent. Parent funded the acquisition through a combination of third-party debt financing and cash on hand of Parent. The information set forth above is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the Merger, at the Effective Time, each member of the board of directors of IDT (the “Board”) ceased serving in such capacity. The members of the Board immediately prior to the Effective Time were Ken Kannappan, Selena LaCroix, Umesh Padval, Gordon Parnell, Robert Rango, Normal Taffe and Gregory Waters.

Immediately following the Effective Time, the size of the Board of Directors of IDT was reduced to two members and the following individuals, as designated by Parent, were elected as directors of IDT until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal: Sailesh Chittipeddi and Hisanori Kawahara.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on March 29, 2019, the certificate of incorporation of IDT was amended and restated in its entirety. The Amended and Restated Certificate of Incorporation of IDT is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

On March 29, 2019, immediately following the Effective Time, Parent, as the sole stockholder of IDT, amended and restated the bylaws of IDT by written consent in lieu of a meeting. The Amended and Restated Bylaws of IDT are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On March 29, 2019, Parent issued a press release announcing the completion of the Merger and the acquisition of IDT by Parent, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 24, 2018, by and between Renesas Electronics Corporation and Integrated Device Technology, Inc. (incorporated by reference to Ex. 2.1 to IDT’s Current Report on Form 8-K filed on September 11, 2018)*

3.1	Amended and Restated Certificate of Incorporation of Integrated Device Technology, Inc. (filed herewith)

3.2	Amended and Restated Bylaws of Integrated Device Technology, Inc. (filed herewith)

4.1	Supplemental Indenture No. 1, dated as of March 29, 2019, between Integrated Device Technology, Inc. and Wilmington Trust, National Association as Trustee, supplementing that certain Indenture, dated as of November 4. 2015, pursuant to which the 0.875% Convertible Senior Notes due 2022 were issued

99.1	Press release dated March 29, 2019

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. IDT will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2019	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Brian C. White
	Name:	Brian C. White
	Title:	Senior Vice President and Chief Financial Officer (duly authorized officer)